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                                                                  Exhibit (4)(F)

                            THIRD AMENDMENT AGREEMENT

         Third Amendment Agreement made as of the 11th day of April, 1996, by and among PARKOHIO INDUSTRIES, INC., an Ohio corporation ("Borrower"), SOCIETY NATIONAL BANK, as Agent ("Agent") and the banks listed on Schedule I attached hereto and made a part hereof (the "Banks"):

         WHEREAS, Borrower, Agent and the Banks are parties to a certain credit agreement dated April 11, 1995, as amended, and as it may from time to time be further amended, supplemented or otherwise modified, which provides, among other things, for a revolving credit and a term loan aggregating One Hundred Twenty Five Million Dollars until March 31, 1999, all upon certain terms and conditions (the "Credit Agreement");

         WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement by modifying certain provisions thereof;

         WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

         1. The "Applicable Spread" definition of Article I of the Credit Agreement is hereby amended by deleting the following sentence in its entirety:

         Anything herein to the contrary notwithstanding, from the Closing Date until the earlier of (a) April 30, 1996 or (b) receipt by Agent of audited financial statements for Borrower's fiscal year ending December 31, 1995, the Applicable Spread shall be one and forty-two one-hundredths percent (1-42/100%).

and by inserting in place thereof the following sentence:

         Anything herein to the contrary notwithstanding, from the Closing Date until the earlier of (a) July 1, 1996 or (b) the sale of Bennett Industries, Inc., the Applicable Spread shall be one and forty-two one-hundredths percent (1-42/100%).

         2. Section 5.15 of the Credit Agreement is hereby amended to add a new subpart (c) as follows:

                  (c) Borrower may sell the stock or substantially all of the assets of Bennett Industries, Inc.


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         3. Borrower hereby represents and warrants to the Agent and the Banks that (a) Borrower has the legal power and authority to execute and deliver this Third Amendment Agreement; (b) officials executing this Third Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Possible Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of the Third Amendment Agreement or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing, and Borrower and each Subsidiary hereby waives and releases the Agent and each of the Banks from any and all such claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto, and (f) this Third Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         4. Each reference that is made in the Credit Agreement or any other writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         5. This Third Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         6. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio.

Address:          23000 Euclid Avenue     PARK-OHIO INDUSTRIES, INC.
                  Euclid, Ohio  44117

                                          By:
                                             ----------------------------------
                                             James S. Walker, Vice President

                                          and
                                             ----------------------------------
                                             Ronald J. Cozean, Secretary

                                        2


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
Address:          Society Center                              SOCIETY NATIONAL BANK,
                  127 Public Square                           Individually and as Agent
                  Cleveland, OH 44114-1206
                  Attn: Commercial Loans-                     By:
                  Cleveland District                             ----------------------------------
                                                                 Kenneth M. Merhar, Vice President

Address:          Huntington Building                         THE HUNTINGTON NATIONAL BANK
                  917 Euclid Avenue
                  Cleveland, OH  44115                        By:
                  Attn:  Corporate Banking Div.                  ----------------------------------
                                                                 Jerald A. Bakota, Vice President

Address:          611 Woodward Avenue                         NBD BANK
                  Detroit, MI  48226
                  Attn:  Midwest Banking                      By:
                                                                 ----------------------------------
                                                                 Lisa A. Ferris, Vice President

Address:          200 Public Square                           MELLON BANK, N.A.
                  29th Floor
                  Cleveland, OH  44114-2301                   By:
                  Attn:  Corporate Banking Div.                  ----------------------------------
                                                                 Henry W. Centa, Vice President

Address:          1900 East Ninth Street                      NATIONAL CITY BANK
                  Cleveland, OH 44114-0756
                  Attn: Metro/Ohio Division                   By:
                  Loc.# 2104                                     ----------------------------------
                                                                 Anthony J. DiMare, Vice President


The undersigned consent to the terms hereof.

Address:          23000 Euclid Avenue                         BENNETT INDUSTRIES, INC.
                  Euclid, Ohio  44117

                                                              By:
                                                                 -----------------------------------
                                                                 James S. Walker, Vice Pres. and Treas.

                                                              and
                                                                 -----------------------------------
                                                                 Ronald J. Cozean, Secretary



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
Address:          23000 Euclid Avenue                         CASTLE RUBBER COMPANY
                  Euclid, Ohio  44117

                                                              By:
                                                                 -----------------------------------
                                                                 James S. Walker, Treasurer

                                                              and
                                                                 -----------------------------------
                                                                 Ronald J. Cozean, Secretary

Address:          23000 Euclid Avenue                         KAY HOME PRODUCTS, INC.
                  Euclid, Ohio  44117

                                                              By:
                                                                 -----------------------------------
                                                                 James S. Walker, Treasurer

                                                              and
                                                                 -----------------------------------
                                                                 Ronald J. Cozean, Secretary

Address:          23000 Euclid Avenue                         GENERAL ALUMINUM MFG. COMPANY
                  Euclid, Ohio  44117

                                                              By:
                                                                 -----------------------------------
                                                                 James S. Walker, Treasurer

                                                              and
                                                                 -----------------------------------
                                                                 Ronald J. Cozean, Secretary

Address:          23000 Euclid Avenue                         BLUE FALCON INVESTMENTS, INC.
                  Euclid, Ohio  44117

                                                              By:
                                                                 -----------------------------------
                                                                 James S. Walker, Treasurer

                                                              and
                                                                 -----------------------------------
                                                                 Ronald J. Cozean, Secretary

Address:          23000 Euclid Avenue                         RB&W CORPORATION
                  Euclid, Ohio  44117

                                                              By:
                                                                 -----------------------------------
                                                                 James S. Walker, Treasurer

                                                              and
                                                                 -----------------------------------
                                                                 Ronald J. Cozean, Vice Pres. and Sec.



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
Address:          23000 Euclid Avenue                         BLUE FALCON FORGE, INC.
                  Euclid, Ohio  44117

                                                              By:
                                                                 -----------------------------------
                                                                 James S. Walker, Treasurer

                                                              and
                                                                 -----------------------------------
                                                                 Ronald J. Cozean, Secretary

Address:          23000 Euclid Avenue                         TOCCO, INC.
                  Euclid, Ohio  44117

                                                              By:
                                                                 -----------------------------------
                                                                 James S. Walker, Treasurer

                                                              and
                                                                 -----------------------------------
                                                                 Ronald J. Cozean, Secretary

Address:          23000 Euclid Avenue                         THE AJAX MANUFACTURING COMPANY
                  Euclid, Ohio  44117

                                                              By:
                                                                 -----------------------------------
                                                                 James S. Walker, Vice Pres. and Treas.

                                                              and
                                                                 -----------------------------------
                                                                 Ronald J. Cozean, Secretary

Address:          23000 Euclid Avenue                         CICERO FLEXIBLE PRODUCTS, INC.
                  Euclid, Ohio  44117                         f.k.a. Blue Utica, Inc.

                                                              By:
                                                                 -----------------------------------
                                                                 James S. Walker, Vice Pres. and Treas.

                                                              and
                                                                 -----------------------------------
                                                                 Ronald J. Cozean, Vice Pres. and Sec.

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PARK OHIO
THIRD AMENDMENT AGREEMENT


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